EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Strawberry Fields REIT Inc.

We hereby consent to the inclusion in the Registration Statement (the “Registration Statement”) on Form S-11 of Strawberry Fields REIT Inc. (the “Company”) of our report, dated August 10, 2020, with respect to our audit of the balance sheet of the Company as of July 31, 2020 and the related notes.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ Hacker, Johnson & Smith PA

Tampa, Florida

November 24, 2020